UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2009
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26770 (Commission File Number)	22-2816046 (I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland (Address of principal executive offices)	20850 (Zip Code)
Registrant’s telephone number, including area code:                     (240) 268-2000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On May 18, 2009, Novavax, Inc. (the “Company”) received the consent of its landlord to the Second Sublease Amendment (the “Amendment”) between the Company and PuriCore, Inc. (“PuriCore”) for the Company’s Malvern, Pennsylvania facility. The landlord’s consent was required for the Amendment to be effective. The Amendment, dated April 22, 2009 and effective as of November 1, 2008, expands the sublease premises to include the entire 32,908 rentable square feet, extends the term of the sublease until September 30, 2011 and grants PuriCore an option to renew the sublease for an additional three year term.
Under the terms of the Amendment, PuriCore will pay the Company $10.00 per square foot subject to an annual escalation of 2.5% effective November 1, 2009, and thereafter on November 1 during the sublease term. If PuriCore exercises the option to renew the sublease, the rent will be subject to an annual escalation of 4.0% effective November 1, 2011 during each year of the three year option term. Additionally, PuriCore is required to reimburse the Company for all operating expenses and utilities incurred by the Company under the prime lease.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
May 22, 2009	By:	/s/ Rahul Singhvi
	Name:	Rahul Singhvi
	Title:	President and Chief Executive Officer

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